Exhibit E-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report to the Securities and Exchange Commission on Form U5S of Energy East Corporation for the year then ended December 31, 2004, filed pursuant to the Public Utility Holding Company Act of 1935, of our report dated March 14, 2005, relating to the financial statements and financial statement schedule, which appears in Central Maine Power Company's Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP

New York, New York

May 2, 2005